Exhibit 10.8
INNERLIGHT HOLDINGS, INC.
CLASS “B” COMMON STOCK PURCHASE WARRANT

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND NEITHER THIS WARRANT NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND THE RULES AND REGULATIONS THEREUNDER.  BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS WARRANT REPRESENTS THAT IT IS ACQUIRING THIS WARRANT FOR INVESTMENT AND AGREES TO COMPLY IN ALL RESPECTS WITH ANY APPLICABLE STATE SECURITIES LAWS COVERING THE PURCHASE OF THIS WARRANT AND RESTRICTING ITS TRANSFER, COPIES OF WHICH MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS WARRANT TO THE SECRETARY OF THIS COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE.

Dated: February 24, 2008

CLASS “B” STOCK PURCHASE WARRANT

To purchase up to _____________ Shares of Common Stock of

INNERLIGHT HOLDINGS, INC.
at a purchase price of $.50 per Share.

Expiring December 31, 2013

THIS IS TO CERTIFY THAT, for value received, ____________________________________________ or registered assigns (the "Holder"), is entitled, subject to certain conditions set forth in Section 1.01 hereof, to purchase from INNERLIGHT HOLDINGS, INC., a Delaware corporation (the "Company"), at any time or from time to time after the date of issuance, and prior to 5:00 p.m. Mountain time, on December 31, 2013, at the Company's principal executive office, at the Exercise Price, up to the number of shares of Common Stock, $.001 par value per share (the "Common Stock"), of the Company shown above, all subject to adjustment and upon the terms and conditions as hereinafter provided, and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter described.  No fractional Shares will be issued upon the exercise of this Warrant.  This Warrant is being issued to Holder in lieu of cash compensation for services rendered by Holder to the Company.

Notwithstanding the foregoing, this Warrant shall become immediately exercisable in the event of:

(a) the sale, lease, exchange, transfer or other disposition (including, without limitation, by merger, consolidation or otherwise) of assets constituting all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to a Person or group of Persons (other than to any Person or Persons who, together with their Affiliates, beneficially own or control a majority of the issued and outstanding voting securities of the Company immediately prior to such transaction),

(b) any merger, consolidation or other business combination or refinancing or recapitalization that results in the holders of the issued and outstanding voting securities of the Company immediately prior to such transaction beneficially owning or controlling less than a majority of the voting securities of the continuing or surviving entity immediately following such transaction.

(c)  the disposition of assets constituting all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, in liquidation of the Company.

For purposes hereof, "Person" means any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

This Warrant, or any part thereof, shall be exercised by properly executing the annexed Subscription Form and by mailing the Warrant, executed Subscription Form and payment in full of the aggregate option price of the number of Shares purchased to the principal office of the Company.

In lieu of the payment of the Exercise Price in cash, the Holder shall have the right (but not the obligation) to pay the Exercise Price for the Shares of Common Stock being purchased upon exercise of this Warrant by the surrender to the Company of any exercisable but unexercised portion of this Warrant having a "Value" (as defined below), at the close of trading on the last trading day immediately preceding the exercise of this Warrant, equal to the Exercise Price multiplied by the number of Shares of Common Stock being purchased upon exercise (the "Cashless Exercise Right").  The sum of (a) the number of shares of Common Stock being purchased upon exercise of the non-surrendered portion of this Warrant pursuant to the Cashless Exercise Right and (b) the number of Shares of Common Stock underlying the portion of this Warrant being surrendered, shall not in any event be greater than the total number of shares of Common Stock that would be purchasable upon the complete exercise of this Warrant if the Exercise Price were paid in cash.  Upon exercise of the Cashless Exercise Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Exercise Price in cash) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the "Value" (as defined below) of the portion of this Warrant being surrendered at the time the Cashless Exercise Right is exercised by (y) the Exercise Price.  The "Value" of the portion of this Warrant being surrendered shall equal the product of multiplying (x) the number of shares of Common Stock underlying the portion of this Warrant being surrendered by (y) the excess of the Market Price over the Exercise Price.  As used herein, the term "Market Price" at any date shall be deemed to be the last reported sale price per share of the Common Stock on such date, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the immediately preceding three trading days, in either case as officially reported by the principal securities exchange on which shares of the Common Stock are listed or admitted to trading, or, if shares of the Common Stock are not listed or admitted to trading on any national securities exchange or if any such exchange on which shares of the Common Stock are listed is not its principal trading market, the last reported sale price as furnished by the NASD through the Nasdaq National Market or SmallCap Market, or, if applicable, the OTC Bulletin Board, or if the Shares of Common Stock are not listed or admitted to trading on the Nasdaq National Market or SmallCap Market or OTC Bulletin Board or similar organization, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available.

The Cashless Exercise Right may be exercised by the Holder on any business day not later than the Expiration Date by delivering to the Company the Warrant with a duly executed exercise form attached thereto with the cashless exercise section completed, exercising the Cashless Exercise Right and specifying the total number of Shares of Common Stock it will purchase pursuant to such Cashless Exercise Right.

The Company shall not be required to issue fractions of Common Shares upon exercise of this Warrant.  If any fractions of a share would, but for this Section, be issuable upon any exercise of this Warrant, in lieu of such fractional share the Company shall round any fraction up to the nearest whole number of shares of Common Stock.
If, in the opinion of counsel to the Company, any law or regulation of the Securities and Exchange Commission or any other body having jurisdiction shall require the Company or the Holder to take any action in connection with the Shares being purchased pursuant to this Warrant, then the Shares shall not be delivered until the completion of the necessary action.

The Company covenants and agrees that all Warrant Shares that may be issued upon the exercise of this Warrant will, upon issuance, be duly authorized and issue, fully paid and non-assessable as set forth herein.  The Company further covenants and agrees that until the expiration date of this Warrant the Company will, at all times, have authorized, and reserved for the purpose of issuance or transfer upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

No later than 60 days from the date hereof, the Company shall prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 or comparable form and such other documents, including a prospectus, as may be reasonably necessary in the opinion of counsel for the Company, so as to permit a public offering and sale of the Common Stock issuable upon the exercise of the Warrants.

This Warrant, and the rights and privileges conferred hereby, shall be exercisable only by the Holder and shall not be assignable or transferable except pursuant to the provisions of the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, AND with the written consent of the Company.  This Warrant shall be binding upon and shall inure to the benefit of the Company and any successor to the Company and to the Holder's successors and assigns.

The Holder, by acceptance hereof, acknowledges and agrees that:

(a)  The Warrant represented by this certificate has not been registered under the Securities Act of 1933, as amended.  This Warrant has been issued to Holder in consideration of services rendered to the Corporation and for investment purposes only and not with a view to distribution or sale, and may not be made subject to a security interest or be pledged, hypothecated or otherwise transferred without an effective Registration Statement for such Warrant under the Securities Act of 1933, as amended, or an opinion of counsel for the Company that registration is not required under such Act.  Any Shares issued upon the exercise of this Warrant shall bear an appropriate restrictive legend unless such Shares have been registered with the Securities and Exchange Commission.

(b)  Each notice of exercise of any portion of this Warrant must be accompanied by a representation in writing signed by the Holder or the Holder's legal representative, as the case may be, that the Shares of Common Stock are being acquired in good faith for investment purposes only any not with a view to or for sale in connection with any resale of distribution thereof.

(c)(1)  In case the Company shall at any time subdivide the outstanding Common Stock into a greater number of shares or declare a dividend payable in Common Stock, the Warrant Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding Common Stock shall be combined into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination shall be proportionately increased.

(c)(2)  In the event that the Company shall, at any time prior to the expiration date of this Warrant and prior to the exercise thereof: [i] declare or pay to the holders of the Common Stock of the Corporation a dividend payable in any class of shares of stock of the Company; or [ii] change, or otherwise reclassify its Common Stock into the same or a different number of shares with or without par value, or into shares of any class or classes; or [iii] consolidate or merge with, or transfer its property as an entirety or substantially as an entirety to any other corporation; or [iv] make any distribution of its assets to holders of its Common Stock as a liquidation or partial liquidation dividend or by way of return of capital; then, upon the subsequent exercise of this Warrant, the Holder hereof shall receive for the exercise price, in addition to or in substitution for the Share of Common Stock to which the Holder would otherwise be entitled upon such exercise, such additional shares of stock or scrip of the Corporation, or such reclassified shares of stock of the Company, or such shares of the securities or property of the Company resulting from such consolidation, merger or transfer, or such assets of the Corporation which Holder would have been entitled to receive had the Holder exercised the Warrant prior to the happening of any of the foregoing events.

This Warrant does not confer upon the Holder hereof any right whatsoever as a stockholder of the Company.  Upon the exercise of this Warrant the subscription form attached hereto must be duly executed and the accompanying instructions for the recording of stock completed.

(d)     All notices, requests and other communications provided for herein shall be in writing, and shall be deemed to have been made or given when delivered or mailed, first class, postage prepaid, or sent by telex or other telegraphic communications equipment.  Such notices and communications shall be addressed:

(i)	if to the Company, to its registered address.
(ii)	if to the Holder, to its address as shown on the registry books maintained by the Company.

(e)      No failure or delay of the Holder in exercising any right, power or privilege, hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof, or any abandonment or discontinuance of steps to enforce such a right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right, power  or privilege.  The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have.  The provisions of this Warrant may be amended, modified or waived if, but only if, such amendment, modification or waiver is in writing and is signed by a majority of the holders of the Warrants; provided that no amendment, modification or waiver may change the exercise price of (including without limitation any adjustments or any provisions with respect to adjustments, the expiration of or the manner of exercising the Warrants) without the consent in writing of all of the holders of the Warrants outstanding.

This Warrant shall be construed in accordance with and governed by the laws of the State of Delaware.

All warranties, representations and covenants made by the Company herein or in any certificate or other instrument delivered by or on behalf of it in connection herewith or the Notes shall be considered to have been relied upon by the Holder and shall survive the issuance and delivery of the Warrants and the Shares of Common Stock issuable upon exercise of this Warrant, and shall continue in full force and effect so long as this Warrant is outstanding.  All statements in any such certificate or other instrument shall constitute representations and warranties hereunder.

All the covenants, stipulations, promises and agreements in this Warrant contained by or on behalf of the Company shall bind its successors and assigns, whether or not so expressed.

In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforce ability of the remaining provisions contained herein and therein shall not in any way be affected or impaired in such jurisdiction and shall not invalidate or render illegal or unenforceable such provision in any other jurisdiction.

This Warrant shall not entitle the Holder to any rights as a stockholder of the Company.

IN WITNESS WHEREOF, INNERLIGHT HOLDINGS, INC. has caused this Warrant to be executed in its corporate name by one of its officers hereunto duly authorized, and its corporate seal to be hereunto affixed, all as of the day and year first above written.

INNERLIGHT HOLDINGS, INC.

By:
PRESIDENT

INNERLIGHT HOLDINGS, INC.
______________________________

CLASS “B” COMMON STOCK PURCHASE WARRANT
SUBSCRIPTION FORM

The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _____________ of the Shares of Common Stock of INNERLIGHT HOLDINGS, INC. at the exercise price of $.50 per Share, for a total price for this subscription of $______________.  Please issue the Shares of Common Stock so purchased in accordance with the instructions given below.

Date:_________________________

(Signature of Holder)

Name of Holder:

Registered Address

Taxpayer	Identification Number:

[Corporate Seal]

Attest: